Exhibit 4.18

                         LOAN AND SECURITY AGREEMENT


                          dated as of August 12, 1998


                               by and between

                        Performance Interconnect Corp.


                                    and


                         FINOVA Capital Corporation

                         LOAN AND SECURITY AGREEMENT
                         ---------------------------

      AGREEMENT,  dated as  of  August 12,1998,  by and  between  PERFORMANCE
 INTERCONNECT CORP. having its principal place of business at 1101 Pamela Drive, Euless, Texas 76040 (the "Borrower") and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA") having a place of business at 111 West 40th Street, New York, New York 10018.

                             W I T N E S S E T H :
                             - - - - - - - - - -

      WHEREAS, Borrower has requested FINOVA to make a loan to Borrower and FINOVA is willing to make such loan to Borrower upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

      ARTICLE I.     DEFINITIONS; CONSTRUCTION

      1.1  Certain Definitions.

      In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms have the following meanings, respectively, unless the context hereof otherwise clearly requires:

      "Agreement"  means  this  Loan  and  Security  Agreement  as   amended,
 modified or supplemented from time to time.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York.

      "Casualty" means any damage to, or destruction or loss of, any Equipment, whether caused by fire or other cause.

      "Closing Date" means the date on which the parties enter into this Agreement.

      "Collateral" has the meaning given to that term in Section 6.1.

      "Constituent Documents" means the certificate of incorporation, agreement of partnership or limited partnership, organizational agreement, operating agreement, by-laws, or such other similar document pursuant to which Borrower was organized or its affairs are governed.

      "Disbursement Date" means the date the Loan proceeds are disbursed to Borrower or to other persons at Borrowers direction.

      "Equipment" means equipment, as such term is defined in Section 9-109(2) of the UCC now owned or hereafter acquired by Borrower and financed or refinanced with the proceeds of the Loan and any and all additions thereto and substitutions and replacements of any of the foregoing, wherever located, and which forms a part of the Collateral.

      "Event  of Default" means  any of the  Events of  Default described  in
 Section 7.1 hereof.

      "Examination Fee" means Borrower agrees to pay to FINOVA an examination fee in the amount of $500 per person per day in connection with each audit or examination of Borrower performed by FINOVA prior to or after the date hereof, plus all costs and expenses incurred in connection therewith (the "Examination Fee"). Without limiting the generality of the foregoing, Borrower shall pay to FINOVA an initial Examination Fee in an amount equal to $500 per person per day, plus all costs and expenses incurred in connection therewith. Such initial Examination Fee shall be deemed fully earned at the time of payment and due and payable upon the closing of this transaction, and shall be deducted from any good faith deposit paid by Borrower to PINOVA prior to the date of this Agreement.

      "Executive Officer" means the President, the Chief Executive Officer, or the Chief Financial Officer of Borrower elected from time to time.

      "GAAP" means generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis (except for changes in application in which Borrowers independent certified public accountants concur), applied both to classification of items and amounts.

      "Interest Rate" means a per annum rate of 4% in excess of the prime rate of interest announced publicly by Citibank, N.A., (or any successor thereto), from time to time as its "prime rate" (the "Prime Rate") which may not be such institution's lowest rate. The interest rate chargeable hereunder in respect of the Term Loans shall be increased or decreased, as the case may be, without notice or demand of any kind, upon the announcement of any change in the Prime Rate. Notwithstanding the foregoing, the Interest Rate chargeable hereunder will not exceed 15 1/2% or be less than 9 1/2% provided no event of default has occurred or is continuing. Each change in the Prime Rate shall be effective hereunder on the first day following the announcement of such change. Interest charges and all other fees and charges herein shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable to FINOVA in arrears on the first day of each month.

      "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any government.

      "Legal Requirements" means any and all present and future judicial, and administrative rulings or decisions, and any and all present and future federal, state, and local laws, ordinances, rules, regulations, permits and certificates, in each case, in any way applicable to Borrower, (or the ownership or use of the Equipment), or this transaction.

      "Lien" means any mortgage, pledge, lien, security interest (including without limitation any conditional sale or other title retention agreement), grant of a leasehold, charge or other encumbrance of any nature whatsoever, and also means the filing of or the agreement to give any financing statement or analogous document under the UCC or analogous law of any jurisdiction.

      "Loan" means the aggregate principal amount loaned by FINOVA to Borrower hereunder.

      "Loan Commencement Date" means the date the Loan is made to Borrower.

      "Loan Documents" means this Agreement, the Note, and any other documents required to be, or which are, executed by Borrower in connection with this Agreement or the Loan,

      "Loan  Party"  means  Borrower,  each  Guarantor,  each   Subordinating
 Creditor and each other party (other than FINOVA) to any Loan Document.

      "Maturity Date"  means August 11, 2000.

      "Note" means the promissory note or notes of Borrower executed and delivered under this Agreement.

      "Obligations" means all of the indebtedness, liabilities and obligations of every kind and nature of Borrower to FINOVA, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those under, in connection with or evidenced by this Agreement, the Note or the other Loan Documents.

      "Office", when used in connection with FINOVA, means its office located at 111 West 40th Street, New York, New York 10018, or at such other office of FINOVA as may be designated in writing from time to time by FINOVA to Borrower.

      "Operating Cash Flow/Actual" means, for any period, Borrower's net income or loss (excluding the effect of any extraordinary gains or losses), determined in accordance with GAAP, plus or minus each of the following items, to the extent deducted from or added to the revenues of Borrower in the calculation of net income or loss: (i) depreciation; (ii) amortization and other non-cash charges; (iii) interest expense paid or accrued; (iv) total federal and state income tax expense determined as the accrued liability of Borrower in respect of such period, regardless of what portion of such expense has actually been paid by Borrower during such period; and
 (v) Management Fees paid, to the extent permitted hereunder, and after deduction for each of (a) federal and state income taxes, to the extent actually paid during such period: (b) any non-cash income; and (c) all actual Capital Expenditures made during such period and not financed.

      "Person" means an individual, corporation, national banking association, partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, Indian tribe, or any other entity.

      "Plan" means any employee benefit plan which, is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and which is maintained by Borrower or, in the case of a plan to which more than one employer contributes, to which Borrower made contributions at any time within the five plan years preceding the date of termination.

      "Senior Contractual Debt Service" means, for any period, the sum of payments made or required to be made by Borrower during such period for (I) interest and scheduled principal payments due on the Term Loans (excluding voluntary prepayment and payments made from Borrowers Excess Cash Flow, as required pursuant to the Schedule), (ii) the Facility Fee, and (iii) principal and interest payments due on the Permitted Senior Indebtedness.

      "Term" means the period beginning on the Loan Commencement Date and ending on the Maturity Date.

      "Total Facility" means $450,000.

      "UCC" means the Uniform Commercial Code as adopted in the State of Arizona.

      1.2  Construction.

      Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural, the part the whole, and "or" has the inclusive meaning frequently identified by the phrase "and/or." References to "determination" by FINOVA include a good-faith estimate by PINOVA (in the case of a quantitative determination) and a good faith belief by FINOVA (in the case of a qualitative determination). The words "herein", "hereunder" and "hereof" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The Section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

                            ARTICLE 2. THE CREDIT

      2.1  The Loan.

      Subject   to  the   terms   and  conditions   and  relying   upon   the
 representations and warranties herein set forth, FINOVA agrees to make a Loan to Borrower in a principal amount of Four Hundred Fifty Thousand Dollars ($450,000).

      2.2  The Note.

      The obligation of Borrower to repay the Loan shall be evidenced by the following:

 (a) One term loan based upon the appraised auction value of Borrower's existing machinery and equipment (the "M&E Term Loan"), provided that the M&E Term Loan, if any, shall be in such amounts and on such terms as are set forth on a separate promissory note of Borrower in form and substance acceptable to FINOVA; and

 (b) One term loan (the "Purchase Money M&E Term Loan) in an aggregate outstanding principal amount not to exceed $131,570 solely payable to Newport Corporation (RAM Optical Implementation ("Supplier") for the
 purchase of the equipment described in Schedule "A" annexed hereto and incorporated herein by reference provided that such Purchase Money M&E Term Loan, if any, shall be in such amounts and on such terms as are set forth on a separate promissory note of Borrower in form and substance acceptable to FINOVA.

      In no event shall the M&E Term Loan and the Purchase Money M&E Term Loan exceed the aggregate amount the Loan as set forth in Section 2.1 herein.

      2.3  Disbursements.

      Subject to the conditions set forth herein, FINOVA shall, on the Disbursement Date, credit, by wire transfer, the amount of the Loan to the account of Borrower or the Person or Persons specified by Borrower.

      2.4  Loan Account.

      FINOVA shall maintain a loan account on its books in the name of Borrower for the Loan in which will be recorded all payments of principal thereof and all accruals and payments of interest thereon. The entries in the loan account (in the absence of manifest error in the making thereof shall be conclusive evidence of the outstanding principal thereof and accrued interest thereon from time to time. FINOVA shall provide Borrower monthly with a statement of charges, expenses and payments made pursuant to this Agreement. Such statements shall be deemed correct, accurate and binding on Borrower unless Borrower notifies FINOVA in writing to the contrary within thirty (30) days after each account is rendered, describing the nature of any alleged errors or admissions.

      2.5  Interest Rates and Fees.

           2.5.1 Interest Prior to Maturity. Prior to maturity (whether by acceleration or otherwise) the unpaid principal amount of the Loan shall bear interest at the Interest Rate.

           2.5.2 Default Interest. Commencing with the day after the principal amount of any part of the Loan shall have become due and payable (by acceleration or otherwise), such part of the Loan shall bear interest at the daily rate of two percent (2%) per annum above the then applicable Interest Rate.

           2.5.3 Facility Fee. Borrower shall pay to FINOVA a facility fee equal to 1% per annum of the amount of the Total Facility ("Facility Fee"). The Facility Fee shall be deemed fully earned and payable on the Closing Date and thereafter shall be payable annually, commencing upon the first anniversary of the date of this Agreement and continuing on each subsequent anniversary thereof.

      2.6  Payments.

           2.6.1 Time; Pace; Manner. All payments to be made in respect of principal, interest, or other amounts due from Borrower hereund6r or under the Note shall become due and deemed fully earned by FINOVA at 12:00 o'clock noon, New York time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to FINOVA in lawful money of the United States of America in immediately available funds, and which payments must be received by FINOVA no later than the 20th day of each month, irrespective of the date of any monthly statement of account rendered by FINOVA. In no event shall Borrower of a monthly statement of account condition payment by Borrower upon the rendering or the receipt.

           2.6.2 Payment Dates. From and after the Loan Commencement Date, the Loan shall be repaid on such terms as are set forth on separate promissory notes of Borrower to FINOVA.

           2.6.3 Net Payments. All payments hereunder and under the Note shall be made by borrower to FINOVA without defense, set-off or counterclaim and without deduction for any present or future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings whatsoever imposed, assessed, levied or collected by or for the benefit of any jurisdiction or taxing authority. In addition, Borrower shall pay any and all taxes (stamp or otherwise) payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and on all payments to be made by Borrower hereunder and under the Note (other than the FINOVA's income taxes) and all taxes payable in connection with or related to the Collateral.

      2.7  Prepayments.

      Borrower may terminate this  Agreement at any time but only upon  sixty
 (60) days' prior written notice and prepayment of the Obligations. Upon any such early termination by Borrower or any termination of this Agreement by FINOVA upon the occurrence of an Event of Default, then, and in any such event, Borrower shall pay to FINOVA upon the effective date of such termination a fee (the "Termination Fee") in an amount equal to:

      (i) Four percent (4%) of the Total Facility if such prepayment is made during the Loan Year beginning on the Closing Date; and

      (ii) Two percent (2%) of the Total Facility if such prepayment is made during the Loan Year beginning on the first anniversary of the Closing Date.

                  ARTICLE 3. REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants that:

      3.1 Due Organizations.

      It is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary in order for it to conduct its business and own its property, and has all requisite power and authority to conduct its business as presently conducted, to own its property and to execute and deliver each of the Loan Documents to which it is a party and perform all of its Obligations thereunder, and has not taken any steps to wind-up, dissolve or otherwise liquidate its assets.

      3.2 Execution and Binding Effect.

      This Agreement has been duly and validly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, and the Note, and the other Loan
 Documents when duly and validly executed and delivered by Borrower, will constitute legal, valid and binding agreements and obligations of Borrower enforceable in accordance with their terms.

      3.4  Authorizations and Filings.

      Except for the filing of UCC financing statements, no authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any governmental authority is or will be necessary or advisable in connection with the execution and delivery of this Agreement, Note, the other Loan Documents or the consummation by Borrower of the transactions herein and therein contemplated, or performance by Borrower of or compliance by Borrower with, the terms and conditions hereof or thereof.

      3.5  Absence of Conflicts.

           Neither the execution and delivery of this Agreement, the Note or the other Loan Documents, nor consummation of the transactions therein contemplated nor performance of, or compliance with the terms and conditions thereof will (a) result in any violation of the provisions of Borrower's Constituent Documents or any Law, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower, or any of its property, or (b) result in the creation or imposition of any lien upon any property (now owned or hereafter acquired) of Borrower, except for the lien created by this Agreement.

      3.6  Financial Statements.

      Borrower has heretofore furnished to FINOVA certain financial statements and related financial information ("Financial Statements"). Such Financial Statements (including the notes thereto) present fairly the financial condition of Borrower as of the dates of the balance sheets contained therein, and the results of its operations for the periods then ended, all in conformity with GAAP on a basis consistent with that of Financial Statements for corresponding prior periods. Except as disclosed therein, Borrower has no material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments.

      3.7  No Event of Default.

      No event has occurred and is continuing and no condition exists which constitutes or which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

      3.8  Litigation.

      There is no pending or threatened proceeding by or before any court or governmental agency against or affecting Borrower which, if adversely decided would have a material adverse effect on the business, operations or financial condition of B6rrower or on the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents.

      3.9  Title to Collateral.

      At the time the Loan is made, Borrower will have good title to the Equipment or will acquire good title thereto upon the disbursement of the proceeds of the Loan, subject to no lien other than the lien created hereby.

      3.10 Title to Property.

      Borrower has good title to all property owned by it, including all properties reflected in the most recent audited balance sheet referred to in
 Section 3.6 hereof (except as sold or otherwise disposed of in the ordinary course of business).

      3.11   Taxes.

      All tax returns required to be filed by Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon Borrower or upon any of its properties, incomes, sales or franchises, which are due and payable, have been paid.

      3.12 Financial Accounting Practices.

      Borrower makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect Borrower's transactions and dispositions of its assets.

      3.13 Power To Carry On Business.

      Borrower has all requisite power and authority to own and operate its properties and to carry on its businesses as now conducted and as presently planned to be conducted.

      3.14 No Material Adverse Change.

      Since the date of the Financial Statements referred to in Section 3.6, there has been no material adverse change in the business, operations or financial condition of Borrower.

      3.15 Compliance with Laws.

      Borrower is not in violation of any Law, except for violations, which in the aggregate do not have a material adverse effect on the business, operations or financial condition of Borrower.

      3.16 Accurate and Complete Disclosure.

      No representation or warranty made by Borrower in this Agreement and no statement made by Borrower in the Financial Statements furnished pursuant to Section 3.6 hereof or otherwise, any certificate, report, exhibit or document furnished by Borrower to FiNOVA pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

      3.17 Regulations G, T, U and X.


      Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock", as such term is used in Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System as amended from time to time. No part of the proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any "margin stock". Borrower does not own any "margin stock".

      3.18 Perfection.

      Except for the filings under Article 9 of the UCC specified in  Section
 4.7 hereof (and continuation statements at periodic intervals) or under applicable certificate of title acts with respect to the security interest created by this Agreement, no further filing or recording is necessary under the UCC or under any other laws of any jurisdiction, in order to perfect in all applicable jurisdictions the security interest of FINOVA in the Collateral.

      3.19 Place of Business.

      Both the place of business (or chief executive office if there is more than one place of business) of Borrower and the place where it keeps its corporate records concerning the Collateral and all of its interest in, to and under this Agreement are located at the address set forth at the beginning of this Agreement.

      3.20 Location of Collateral.

      For  all   purposes,  including,  without  limitation,  perfection   of
 security interests therein under Article 9 of the UCC, the Collateral is deemed located in the State of Texas.

      3.21 Other Names.

      Borrower has not, during the preceding five (5) years, been known by or used any other corporate or fictitious name, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during such time, except that Borrower acquired all or substantially all of the assets of I-Con Industries, Inc. during such time.

      3.22 Year 2000

      Borrower shall take all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1,1999.


                         ARTICLE 4.  CONDITIONS OF LENDING

      The obligation of FINOVA to make the Loan hereunder is subject to the accuracy in all material respects, as of the date hereof and the Disbursement Date, of the representations and warranties herein contained, to the performance by Borrower of its obligations to be performed hereunder on or before such Disbursement Date arid to the satisfaction of the following further conditions.

      4.1  Representations and Warranties.

      The representations and warranties contained in Article 3 hereof shall be true on the Closing Date and on and as of the Disbursement Date with the same effect as if made on and as of such date, and on such date no Event of Default or any event which, with the giving of notice or the passage of time, or both, would become an Event of Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan.

      4.2  Corporate Action.

      On the Closing Date, Borrower shall deliver to FINOVA a certificate in form and substance satisfactory to FINOVA, dated the Closing Date, signed by a duly authorized officer of Borrower, certifying as to (a) true copies of the Constituent Documents of Borrower, all as in effect on such date (b) true copies of all action taken by Borrower relative to this Agreement, the Note and the other Loan Documents, (c) compliance with Section 3.4 hereof, and (d) the names, true signatures and incumbency of the officer or officers of Borrower authorized to execute and deliver this Agreement, the Note and the other Loan Documents (and FINOVA may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to FINOVA).

      4.3  Opinion of Counsel.

      On the Closing Date, FINOVA shall have received a favorable written opinion of counsel for Borrower, dated the Closing Date and in form and substance satisfactory to FINOVA and its counsel.

      4.4  No Change of Law or Facts.

      No change shall have occurred after the date of execution and delivery of this Agreement in applicable Law or regulations thereunder or interpretations thereof by appropriate regulatory authorities which, in the opinion of FINOVA or its counsel, would make it illegal for FINOVA to acquire the Note, make the Loan, or otherwise to participate in the Loan, nor shall any facts come to the attention of FINOVA, concerning Borrower, its business or financial condition which, in the opinion of FINOVA, would increase the risk to FINOVA of repayment of the Loan by Borrower.

      4.5  Documents.

 The following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto, shall be in form and substance satisfactory to FINOVA and its counsel and shall be in full force and effect on the Closing Date and on the disbursement Date, and an executed counterpart of each thereof shall have been delivered to FINOVA and its counsel:

      4.5.1 this Agreement;

      4.5.2 the Note;

      4.5.3 insurance certificates or policies of insurance evidencing the coverages required by Section 5.3 hereof;

      4.5.4 other Loan Documents, if any.

      4.6  Equipment.

      Borrower shall provide to FINOVA a complete description of each item of Equipment the cost of which will be paid or refinanced with the proceeds of the Loan. FINOVA may reject any such item of Equipment, in which case Borrower may substitute other Equipment acceptable to FINOVA or reduce the amount of the Loan to be made.

      4.7  Financing Statements.

      Prior to the disbursement of the proceeds of the Loan, UCC financing statements covering the security interest created by this Agreement in the Equipment shall have been duly filed in the office of the Secretary of State of the State where the Equipment is located and in all other places as. in the opinion of FINOVA, or its counsel are necessary or desirable to perfect such security interests.

      4.8 Licenses and Permits.

      All appropriate action shall have been taken prior to the Closing Date in order to permit consummation of the transactions contemplated herein and all licenses, permits, waivers, exemptions, authorizations and approvals required (or, in the opinion of FINOVA or its counsel, advisable) to be in effect on the Closing Date shall have been issued and shall be in full force and effect on such date, and copies thereof shall have been delivered to FINOVA.

      4.9  Proceedings and Documents.

      All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be in form and substance reasonably satisfactory to counsel for FINOVA and FINOVA shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance, as to certification and otherwise, reasonably satisfactory to said counsel for FINOVA, as FINOVA or counsel for FINOVA may reasonably request.

                             ARTICLE 5. COVENANTS

      Borrower covenants that from and after the date hereof and until payment in full of the Note and interest thereon and all other amounts due from Borrower hereunder or under the Note or the other Loan Documents, unless FINOVA shall otherwise consent in writing:

           5.1.1 Annual Audit Reports. As soon as practicable, and in any event within 90 days after the close of each fiscal year of Borrower, Borrower shall furnish to FINOVA statements of income, retained Warnings and changes in financial position of Borrower for such fiscal year and a balance sheet of Borrower as of the close of such fiscal year and notes to each, all in reasonable detail, selling forth in comparative form the corresponding figures for the preceding fiscal year where such presentation is appropriate under GAPS, certified by independent certified public accountants of recognized standing selected by Borrower and satisfactory to FINOVA, together with (or included in such certification) a written statement of such accountants substantially to the effect that (i) such accountants examined such financial statements in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as they considered necessary in the circumstances and (ii) in the opinion of such accountants such financial statements present fairly the financial position of Borrower as of the end of such fiscal year and the results of its operations and the changes in its financial position for the fiscal year then ended, in conformity with generally accepted accounting principles-applied on a basis consistent with that of the preceding fiscal year except for changes in application in which such accountants concur).

           5.1.2 Quarterly Reports. Within 45 days after the end of each of the first three fiscal quarters of each fiscal year, Borrower shall furnish to FINOVA a copy of its interim financial statements certified by an Executive Officer of Borrower.

           5.1.3 Further Requests. Borrower will promptly furnish to FINOVA such other information concerning Borrower in such form as FINOVA may reasonably request.

           5.1.4 Notice of Event of Default. Promptly upon becoming aware of any Event of Default, or any event which, with the giving of notice or the passage of time, or both, would become an Event of Default, Borrower shall give FINOVA notice thereof, together with a written statement of an Executive Officer of Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by Borrower.

           5.1.5 Notice of Material Adverse Change. Promptly upon becoming aware thereof Borrower shall give FINOVA written notice about any material adverse change in the business, operations or financial condition of Borrower.

            5.1.6  Notice of  Material  Proceedings. Promptly  upon  becoming aware thereof Borrower shall give FINOVA written notice of the commencement, existence or threat of any proceeding by or before any court or administrative agency against or affecting Borrower which, if adversely decided1 would have a material adverse effect on the business, operations or financial condition of Borrower or on the ability of Borrower to perform its obligations under this Agreement, the Note, or the other Loan Documents.

           5.1.7 Visitation. Borrower shall permit such persons as FINOVA may designate to visit and inspect the Collateral and to examine the books and records of Borrower and take copies and extracts therefrom, and to discuss its affairs with officers of Borrower and its independent accountants, at such reasonable times and as often as FINOVA may reasonably

      5.2  Preservation of Existence and Franchises.

           5.2.1 Borrower shall not enter into any merger, reorganization, or consolidation or wind up, liquidate or dissolve, nor agree to do any of the foregoing.

           5.2.2 Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction in which it is required to be qualified by reason of at the location of the properties owned or leased by it or the conduct of its business

           5.2.3 Borrower will comply with all Laws relative to the conduct of its business or the location of the properties owned or leased by it, the non-compliance with which could have a material adverse effect on the business, operation, assets or financial or other condition of the Borrower, as contemplated hereby, or the ability of Borrower to perform its obligations under this Agreement, the Note, or the other Loan Documents and will obtain or cause to be obtained as promptly as possible any permit, license, consent or approval of any governmental authority and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement the Note or the other Loan Documents for the operation of its business as presently conducted or as contemplated by it

           5.2.4 Borrower shall not. (i) convey, assign, sell, mortgage, encumber, pledge, hypothecate, grant a security interest in, grant options with respect to, lease or otherwise dispose of all or any part of any legal or beneficial interest in any part or all of the Collateral or any interest therein; or (ii) directly or indirectly sell, assign, lease or otherwise dispose of or permit the sale, assignment or other disposition of (a) more than 10% of the legal or beneficial interest in the stock of any corporation which is either Borrower or is a beneficial owner of all or part of Borrower without the prior written consent of FINOVA which will not be unreasonably withheld; (b) any legal or beneficial interest in any of the Collateral or
 (c) any legal or beneficial interest in Borrower if Borrower is a limited or general partnership, joint venture, tenancy in common or tenancy by the entirety; or (iii) convey, assign, transfer or otherwise dispose of a material portion of the assets of Borrower (other than the Collateral), other than in the ordinary course of business of Borrower.

      5.3  Insurance.

      Borrower will maintain and deliver evidence to FINOVA of such insurance as is required by FINOVA, written by insurers, in amounts, and with lender's loss payee, additional insured, and other endorsements, satisfactory to FINOVA. All premiums with respect to such insurance shall be paid by Borrower as and when due Accurate and certified copies of the policies shall be delivered by Borrower to FINOVA. If Borrower fails to comply with this Section, FINOVA may (but shall not be required to) procure such insurance and endorsements at Borrower's expense and charge the cost thereof to Borrower's loan account as an Obligation.

      5.4  Maintenance of Properties.

      Borrower shall maintain or cause to be maintained in good repair, working order and condition the properties now replacements and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times, or hereafter owned, leased or otherwise possessed by it, including the Equipment and shall make or cause to be made all needful and proper repairs, renewals,

      5.5  Payment of Taxes and Other Potential Charges.

      Borrower shall pay or discharge

           5.5.1 all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties, including the Collateral, or income (including such as may arise under ERISA or any similar provision of law). on or prior to the date on which penalties attach thereto,

           5.5.2 all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any such property, on or prior to the date when due; provided, that unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, Borrower need not pay or discharge any such tax, assessment, charge, levy, claim or current liability so long as (i) the validity thereof is contested in good faith and by appropriate proceedings diligently pursued, (ii) in FINOVA's sole judgment there is no reasonably foreseeable risk of forfeiture of the Collateral, and (iii) such reserves or other appropriate provisions as may be required by GAPS shall have been made therefor, and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of Borrower.

      5.6  Financial Accounting Practices.

      Borrower shall make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets.

      5.7  Compliance with Laws.

      Borrower shall comply with all applicable Laws in all respects, provided, that Borrower shall not be deemed to be in violation of this
 Section 5.7 as a result of any failures to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would not materially affect the business or operations of Borrower or the ability of Borrower to perform its obligations under this Agreement, the Note or the other Loan Documents..

      5.8  Maintenance of Collateral.

      Borrower will maintain and preserve the Collateral in good condition and repair, promptly repairing, replacing or rebuilding any part of the Collateral, which may be destroyed by any casualty, or become damaged, worn or dilapidated.

      5.9  Financial Covenant.

           5.9.1 Borrower shall comply with all of the following covenants. Compliance shall be determined as of the end of each month or quarter (as determined by FINOVA in its sole and absolute discretion), except as

                5.9.1(a) From the closing date until the end of the current fiscal year, Borrower shall maintain a Net Worth of not less than Six Hundred Thousand Dollars
                          ($600,000). For each fiscal year thereafter Borrower's minimum net worth shall increase in increments of $200,000.

                 5.9.1(b) Borrower shall maintain a ratio of Indebtedness  to
                          Net Worth of not greater than 6.0 to 1.0; and

                 5.9.1(c) Senior Debt Service Coverage Ratio. As of the  last day of each calendar quarter ended September 30, 1999 or December 31, Borrower's Operating Cash Flow /Actual for the period ending as of such last day must be at least 1.0 times the amount necessary to meet Borrower's Senior Contractual Debt Service for such period, and as of the last day of each calendar quarter ended March 31, 1999, June 30, 1999, September30, 1999, December30, 1999
                          and March 31, 2000, Borrowers Operating Cash Flow/Actual for the: period ending as of such last day must be at least 20 times the amount necessary to meet Borrower's Senior Contractual Debt Service for such period; provided however, that, with respect to the calculations set forth herein for the period from the Closing Date through December 31, 1998, Borrower's Operating Cash Flow/Actual and Senior Contractual Debt Service shall be determined beginning as of June 30, 1998 (the "Start Date") and be measured as follows: (a) the time period from the Start Date through September 30, 1998, shall be for such amounts for such period, and (b) the time period from the Start Date through December 31, 1998, shall be for such amounts for such period; and, provided further, that all such determinations shall be made on a consolidated basis.

           5.9.2 Words and terms used in this Section 5.9 and not otherwise defined in this Agreement shall have the meanings commonly ascribed to such terms in accordance with GAAP.

           5.9.2 Year 2000.

      Borrower shall take all action necessary to assure that there will be no material adverse change to Borrower's business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999. At FINOVA's request, Borrower shall provide to FINOVA assurance reasonably acceptable to FINOVA that Borrowers computer-based systems, embedded microchips and; other processing capabilities are year 2000 compatible.

      5.10 Further Assurances

      Borrower shall cause to be done, executed, acknowledged and delivered all and every such further act, conveyance and assurance as FINOVA shall require for accomplishing the purposes of this Agreement, the Note and the other Loan Documents. Borrower will defend and protect its title with respect to the Collateral and will indemnify FINOVA with respect thereto. Any payment in respect of such indemnity shall be made directly to FINOVA on demand in immediately available funds. Forthwith after notice from FINOVA, Borrower shall promptly, without further consideration, execute, acknowledge and deliver such further instruments and documents and will take such other actions as FINOVA may deem necessary or advisable from time to time to ensure the enforceability or priority of the liens granted hereby, or otherwise to confirm and carry out the intent and purpose of this Agreement.

                    ARTICLE 6. SECURITY INTEREST

      6.1  Security.

      To secure the payment and performance of the Obligations when due, Borrower hereby grants to FINOVA a first priority security interest (subject only to Permitted Encumbrances) in all of Borrowers now owned or hereafter acquired or arising Machinery and Equipment and a security interest in all of Borrower's now owned or hereafter acquired or arising, accounts receivables, inventory, life insurance policies and the proceeds thereof, trademarks, copyrights. licenses and patents, investment property (as defined in Section 9-115 of the Code) and general intangibles, including, without limitation, all of Borrower's deposit accounts, money, any and all property now or at any time hereafter in FINOVA's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records and computer data related to any of the foregoing together with that certain machinery and equipment described in Schedule "A" annexed hereto (all of the foregoing, together with all other property in which FINOVA may be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

      6.2  FINOVA Has Rights and Remedies of a Secured Party.

      In addition to all rights and remedies given to FINOVA by this Agreement, FINOVA shall have all the rights and remedies of a secured party under the UCC.

      6.3  Provisions Applicable to the Collateral.

      The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral:

           6.3.1 Borrower covenants and agrees that it will keep accurate and complete books and records concerning the Collateral owned or acquired by it in accordance with GAAP.

           6.3.2 FINOVA shall have the right t& review the books and records of Borrower pertaining to the Collateral and to copy the same and to make excerpts therefrom, all at such reasonable times upon reasonable notice and as often as FINOVA may reasonably request.

           6.3.3 Borrower shall maintain and keep its principal place of business and its chief executive office at the address set forth at the beginning of this Agreement, and at no other location without giving FINOVA at least thirty (30) days prior written notice of any move. Borrower shall maintain and keep its records concerning the Collateral at such address and at no other location without giving FINOVA at least thirty (30) days prior written notice of any move. Borrower shall keep any Equipment comprising the Collateral only at such address. Borrower may change any such location only if it has given FINOVA thirty (30) days prior written notice of the new location. Borrower may not move the Collateral without the prior written consent of FINOVA.

           6.3.4 Borrower shall not sell, lease, transfer or otherwise dispose of or encumber any of the Collateral.

           6.3.5 Borrower shall cause the Equipment and any other Collateral to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to that end.

           6.3.6 Borrower shall not permit any item of Equipment to become a fixture (other than a trade fixture) to real estate or an accession to other property.

      6.4  Certain Covenants.

      Borrower covenants and agrees with FINOVA for the benefit of FINOVA that:

           6.4.1 Borrower has and will have good and merchantable title to all Collateral, in each case as from time to time owned or acquired by it, free and clear of all Liens. Borrower will defend such title against the claims and demands of all Persons whomsoever.

           6.4.2 Borrower will faithfully preserve and protect FINOVA's security interest in the Collateral and will, at its own cost and expense, cause said security interest to be perfected and continued perfected, and for such purpose Borrower will from time to time at the request of FINOVA and at the expense of Borrower, make, execute, acknowledge and deliver, and file or record, or cause to be filed or recorded, in. the proper filing places, all such instruments, documents and notices, including without limitation financing statements and continuation statements, as FINOVA may deem necessary or advisable from time to time in order to perfect and continue perfected said security interest. Borrower will do all such other acts and things and make, execute, acknowledge and deliver all such other instruments and documents, including without limitation further security agreements pledges, endorsements, assignments and notices, as FINOVA may deem necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a first lien security interest in the Collateral prior to the rights of all other Persons therein or thereto.

           6.4.3 Borrower will not, without the prior written consent of FINOVA, (i) borrow or permit any Person to borrow against the Collateral other than the Loan to Borrower from FINOVA pursuant to this Agreement; (ii) create, incur, assume or suffer to exist any Lien with respect to any of the
 Collateral: (iii) permit any levy or attachment to be made against any of the Collateral except any levy or attachment relating to this Agreement; or
 (iv) permit any financing statement to be on file with respect to any of the Collateral, except financing statements in favor of FINOVA.

           6.4.4  Risk  of  loss  of,  damage  to  or   destruction   of  the
 Collateral is and shall remain upon Borrower. Borrower will insure the Collateral as provided in Section 5.3 of this Agreement. If Borrower fails to effect and keep in full force and effect such insurance or fails to pay the premiums thereon when due, FINOVA may do so for the account of Borrower and add the cost thereof to the Obligations and the same shall be payable to FINOVA on demand. Borrower hereby assigns and sets over unto FINOVA for the benefit of FINOVA all moneys which may become payable on account of such insurance, including without limitation any return of unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay FINOVA any amount so due. FINOVA, its officers, employees and authorized agents and its successors and assigns, are hereby appointed attorneys-in-fact of Borrower, for the purpose of endorsing any draft or check which may be payable to Borrower in order to collect the proceeds of such insurance or any return of unearned premiums. Such appointment is irrevocable and coupled with an interest. The proceeds of insurance shall be applied to reduction of the Obligations in any order FINOVA may choose or, in FINOVA's sole discretion, to the repair or replacement of the Collateral, or any part thereof, in which case FINOVA may impose such conditions on the disbursement of the proceeds as FINOVA in its sole discretion deems appropriate.

            6.4.5 Upon the occurrence and during the continuation or existence of any Event of Default, Borrower shall promptly upon demand by FINOVA assemble the Equipment and any other Collateral and make it available to FINOVA at the place or places to be designated by FINOVA. The right of FINOVA to have the Equipment and any other Collateral assembled and made available to it is of the essence of this Agreement and FINOVA may, at its election, enforce such right in equity for specific performance.

            6.4.6 FINOVA shall have no duty as to the collection or protection of the Collateral or any part thereof or any income thereon, or as to the preservation of any rights pertaining thereto, beyond exercising reasonable care in the custody of any Collateral actually in the possession of FINOVA. FINOVA shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in its possession if it takes such action for that purpose as Borrower shall request in writing, provided that such requested action shall not, in the judgment of FINOVA, impair FINOVA's security interest in the Collateral or its rights in, or the value of, the Collateral, and provided further that such written request is received by FINOVA in sufficient time to permit it to take the requested action.


                         ARTICLE 7. DEFAULTS

      7.1    Events of Default.
      The occurrence of one or more of the following described events is an Event of Default:

      7.1.1 Borrower fails to pay when due and payable any portion of the Obligations at stated maturity, upon acceleration or otherwise:

      7.1.2 Borrower or any other Loan Party fails or neglects to perform, keep, or observe any Obligation including, but not limited to, any term, provision, condition, covenant or agreement contained in any Loan Document to which Borrower or such other Loan Party is a party;

      7.1.3 Any material adverse change occurs in Borrowers business, assets, operations, prospects or condition, financial or otherwise;

      7.1.4 The prospect of repayment of any portion of the Obligations or the value or priority of FINOVA's security interest in the Collateral is materially impaired;

      7.1.5 Any portion of Borrower's assets is seized, attached, subjected to a writ or distress warrant, is levied upon or comes into the possession of any judicial officer;

      7.1.6 Borrower shall generally not pay its debts as they become due or shall enter into any agreemen5t (whether written or oral), or offer to enter into any agreement, with all or a significant number of its creditors regarding any moratorium or other indulgence with respect to its debts or the participation of such creditors or their representatives in the supervision, management or control of the business of Borrowers.

      7.1.7 Any bankruptcy or other insolvency proceeding is commenced by Borrower, or any such proceeding is commenced against Borrower and remains undischarged or unstayed for forty-five (45) days;

      7.1.8 Any notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets;

      7.1.9 Any judgments are entered against Borrower in an aggregate amount exceeding $25,000 in any fiscal year:

      7.1.10 Any default shall occur under (i) any material agreement between Borrower and any third party including, without limitation, any default which would result in a right by such third party to accelerate the maturity of any Indebtedness of Borrower to such third party, or (ii) any Subordinated Debt;

      7.1.11 Any representation or warranty made or deemed to be made by Borrower, any Affiliate or any other Loan Party in any Loan Document or any other statement, document or report made or delivered to FINOVA in connection therewith shall prove to have been misleading in any material respect;

      7.1.12 Any Guarantor becomes incapacitated, dies, terminates or attempts to terminate its Guaranty or any security therefor or becomes subject to any bankruptcy or other insolvency proceeding;

      7.1.13 Any Prohibited Transaction or Reportable Event shall occur with respect to a Plan which could have a material adverse effects on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multi employer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; or

      7.1.14 Any transfer of more than ten percent (10%) of the issued and outstanding shares of common stock or other evidence of ownership of Borrower without the prior written consent of FINOVA which consent shall not be unreasonably withheld.

      7.1.15 Any default by Borrower of any-term, condition or payment to be made under this Agreement, the Note or any other agreement by and between Borrower and FINOVA.

      7.1.16 Any default by JH & BC Corp. under the Note, executed by JH& BC Corp., dated as of June 16, 1998, and delivered to FINOVA, the Deed of Trust, dated as of June 16, 4998, covering the premises located at Southwest Corner of State Highway 199 and Interstate 820 in Lake Worth, Texas, naming JH & BC Corp. as Grantor and FINOVA as Beneficiary, and any other agreement entered into by and, between JH & BC corp. and FINOVA.

      NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, FINOVA RESERVES THE RIGHT TO CEASE MAKING ANY LOANS DURING ANY CURE PERIOD STATED ABOVE, AND THEREAFTER IF AN EVENT OF DEFAULT HAS OCCURRED.

      7.2   Consequences of Event of Default.

      Upon the occurrence of an Event of Default, FINOVA may. at its option and in its sole and absolute discretion and in addition to all of its other rights under the Loan Documents, cease making Loans, terminate this Agreement and/or declare all of the Obligations to be immediately payable in full. Borrower agrees that FINOVA shall also have all of its rights and remedies under applicable law, including, without limitation, the default rights and remedies of a secured party under the UCC, and upon the occurrence of an Event of Default Borrower hereby consents to the appointment of a receiver by FINOVA in any action initiated by FINOVA pursuant to this Agreement and to the jurisdiction and venue set forth in
 Section 9.26 hereof, and Borrower waives notice and posting of a bond in connection therewith. Further, FINOVA may, at anytime, take possession of the Collateral and keep it on Borrowers premises, at no cost to FINOVA, or remove any part of it to such other place(s) as FINOVA may desire, or Borrower shall, upon FINOVA's demand, at Borrower's sole cost assemble the Collateral and make it available to FINOVA at a place reasonably convenient to FINOVA. FINOVA may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as FINOVA deems advisable, at FINOVA's sole and absolute discretion, and may, if FINOVA deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Borrower agrees that FINOVA has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. FINOVA is hereby granted a license or other right to use, without charge, Borrowers labels, patents, copyrights, name, trade secrets, trade names, trademarks and advertising matter, or any similar property, in completing production, advertising or selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to FINOVA's benefit. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Borrower at its address set forth in the heading to this Agreement at least five (5) days before sale or other disposition. The proceeds of sale shall be applied, first, to all attorneys fees and other expenses of sale, and second, to the Obligations in such order as FINOVA shall elect, in its sole and absolute discretion. FINOVA shall return any excess to Borrower and Borrower shall remain liable for any deficiency to the by law fullest extent permitted


                           ARTICLE 8. MISCELLANEOUS
      8.1  Indemnity.

      BORROWER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS FINOVA FROM AND AGAINST, AND, UPON DEMAND, REIMBURSE FINOVA FOR, ALL CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, JUDGMENTS, PENALTIES, COSTS AND EXPENSES, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS, WHICH MAY BE IMPOSED UPON, ASSERTED AGAINST OR INCURRED OR PAID BY FINOVA, ON ACCOUNT OF ANY ACT PERFORMED OR OMITTED TO BE PERFORMED UNDER THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS OR ON ACCOUNT OF ANY TRANSACTION ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE COLLATERAL OR THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY OTHER AGREEMENT BY AND BETWEEN FINOVA AND BORROWER, EXCEPT AS A RESULT OF THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF FINOVA.

      8.2  No Implied Waiver; Cumulative Remedies.

      No course of dealing and no delay or failure of FINOVA in exercising any right, power or privilege under this Agreement, the Note or any of the other Loan Documents shall affect such right, power or privilege except as and to the extent that the assertion of any such right, power or privilege shall be barred by an applicable statute of limitations; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of FINOVA under this Agreement, the Note or the other Loan Documents are cumulative and not exclusive of any rights or remedies which FINOVA would otherwise have.

      8.3   Taxes.

      Borrower agrees to pay or reimburse FINOVA for any and all stamp, document, transfer, recording or filing taxes or fees and all similar impositions payable or hereafter determined by FINOVA to be payable in connection with this Agreement, the Note or the other Loan Documents (including but not limited to those necessary or advisable to record or to ensure the enforceability or priority of this Agreement, the Note or the other Loan Documents), as determined by FINOVA in its sole discretion from time to time, and any other documents, instruments or transactions pursuant to or in connecu6n herewith, and Borrower agrees to save FINOVA harmless from and against any and all present or future claims or liabilities with respect to or resulting from any delay in paying or omission to pay any such taxes, fees or similar impositions.

      8.4   Modifications, Amendments or Waivers.

      FINOVA and Borrower may from time to time enter into written agreements amending, modifying or supplementing this Agreement, the Note or the other Loan Documents or changing the rights of FINOVA or Borrower hereunder or thereunder, and FINOVA may from time to time grant waivers or consents to a departure from the due performance of the obligations of Borrower thereunder. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent set forth in such writing. In the case of any such waiver or consent, any Event of Default so waived or consented to shall be deemed to be cured and not continuing, but no such waiver or consent shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

      8.5  Holidays.

      Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or the Note or any other Loan Document shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, unless such next succeeding Business Day falls in a different calendar month, in which case payment or action shall be made or taken on the next preceding Business Day.

      8.6   Notices.

      8.6.1 Any notice required hereunder shall be in writing and addressed to the Borrower and FINOVA at their addresses set forth at the beginning of this Agreement with a copy to yard Griffith, VP, at 355 S. Grand Ave., Suite 2400, Los Angeles, CA 90071, and a copy to Joseph R. D'Arnore, VP-Associate General Counsel, at 1850 N. Central Avenue, Suite 1141, Phoenix, AZ 85002. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or upon deposit in the United States mail, postage pre paid.

      8.6.2 If any notice is given by telex, facsimile transmission, or telegram, the party giving such notice shall confirm such notice by a writing delivered by hand or overnight courier; provided, however, that for all purposes hereunder, notice shall be deemed effective at the time given by telex, facsimile transmission or telegram.

      8.7   Reimbursement for Certain Expenses.

      Borrower agrees to pay or cause to be paid and to save FINOVA harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees, incurred by FINOVA from time to time (i) arising in connection with the negotiation, execution, delivery, and recordation of this Agreement, the Note or the other Loan Documents (ii) relating to any requested amendments, waivers or consents to or in connection with this Agreement, the Note or any other Loan Document, and (iii) arising in connection with FINOVA's enforcement or preservation of rights under this Agreement, The Note or any other Loan Document, including but not limited to such expenses as may be incurred by FINOVA in the collection of the Note.

      8.8 Personal Jurisdiction and Service of Process.

      Borrower hereby irrevocably consents to personal jurisdiction and venue in any court of the State of Arizona or any federal court sitting in the State of Arizona, and hereby waives any claim either may have that such court is an inconvenient forum for the purposes of any suit, action or other proceeding arising out of this Agreement, the Note or any other Loan Document or any of the agreements or transactions contemplated hereby or thereby, which is brought against Borrower by FINOVA, and hereby agrees that all claims in respect of any such suit, action or proceeding may be heard or determined in any such court; and Borrower further consents to the service of process in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address set forth herein for the giving of notes, such service to become effective on the earlier of the date of receipt as evidenced by a signed return receipt or ten (10) days after mailing.

      8.9 Severability.

      The  provisions  of  this  Agreement,  the  Note  and  the  other  Loan
 Documents are intended to be severable. If any such provision is held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

      8.10 Governing Law.

      This Agreement the Note, the other Loan Documents and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

      8.11 Prior Understandings.

      This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto relating to the transactions provided for herein.

      8.12 Survival.

      All representations and warranties of Borrower contained in this Agreement or any other Loan Document or made in writing in connection herewith or therewith shall survive the execution and delivery of this Agreement, the Note and the other Loan Documents, any investigation or inspection by FINOVA, the making of the Loan hereunder, the payment of the Note or the expiration of this Agreement. All covenants and agreements of Borrower contained herein shall continue in full force until payment in full of all Obligations. Borrowers obligation to pay the principal of and interest on the Note and all such other amounts shall be absolute and unconditional under any and all circumstances.

      8.13 Successors and Assigns.

      This Agreement shall be binding upon and shall inure to the benefit of FINOVA and Borrower and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder or any interest herein without the consent of FINOVA which FINOVA may withhold in its absolute discretion. Any actual or attempted assignment by Borrower without FINOVA's consent shall be null, void and of no effect whatsoever. FINOVA may assign its rights and obligations hereunder and under the Note and the other Loan Documents in whole or in part. If FINOVA makes such an assignment, the assignee shall have all of the rights of the FINOVA and Borrower shall not assert against the assignee any defense, counterclaims or setoff which Borrower may have against FINOVA. Except to the extent otherwise required by its context, the word "FINOVA" where used in this Agreement shall mean and include the holder of the Note originally issued to FINOVA, and the holder of such Note shall be bound by and have the benefits of this Agreement to the same extent as if such holder had been a signatory hereto.

      8.14  Counterparts.

      This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed and delivered by the parties, constituting an original but all such counterparts together constituting but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto, by the officers thereunto duly authorized, have executed and delivered this Agreement effective as of the day and year first above written.


                                         PERFORMANCE INTERCONNECT CORP


                                         By:  /s/
                                            -----------------------------
                                            Edward P. Stefanko, President

                                         Federal Tax ID No. 75-2681440
                                         1101 Pamela Drive
                                         Euless Texas 76040

 STATE OF TEXAS       )
                      )    ss.:
 COUNTY OF DALLAS     )

      On this 12th day of August in the year 1998, before me, the undersigned, a Notary Public in and for said state, personally appeared Edward P. Stefanko, personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that be/she/they executed the same in his/her/their capacity(ies) and that by his/her/their signature(s) on the instrument, the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                                /s/
                                -----------------------------------
                                Notary Public


                                         FINOVA Capital Corporation


                                         By: /s/
                                            ----------------------------
                                            Mark Picillo, Vice President